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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


           Pursuant to Section 13 or 15(d) of The Securities Exchange
                                  Act of 1934.


                                January 11, 2000
                Date of Report (Date of earliest event reported)


                         BONNEVILLE PACIFIC CORPORATION
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            (Exact name of Registrant as specified in its charter)


           Delaware                  0-14846              87-0363215
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     State of Incorporation     Commission File No.      IRS Employer
                                                         Identification No.



                         50 West 300 South, Suite 300
                             Salt Lake City, UT 84101
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                   (Address of principal executive offices)

                                 (801) 261-5100
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                        (Registrant's telephone number)


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Item 5. Other Events

      On January 11, 2000, a Special Meeting of the Stockholders of Bonneville Pacific Corporation (the "Company") was held pursuant to notice. The sole purpose of the Meeting was to allow stockholders to consider and vote upon the Agreement and Plan of Merger, dated as of September 17, 1999 by and among the Company, El Paso Energy Corporation and BPC Acquisition Corp., a wholly-owned subsidiary of El Paso (the "Merger Proposal"). Pursuant to the Merger Agreement and Merger Proposal, El Paso Energy Corporation will, at closing, acquire all of Bonneville's outstanding stock for cash as described in the Proxy Statement dated December 3, 1999.

      A total of 7,274,103 shares were entitled to vote at the Meeting. The Merger Proposal was approved by the stockholders at the Meeting. The results of the voting on the Merger Proposal is as follows:

                        For           4,909,027
                        Against          13,678
                        Abstain          18,116

      The Company continues to work towards the closing of the Merger which it anticipates will take place in the near future.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 12, 2000             BONNEVILLE PACIFIC CORPORATION




                                    By /s/ Clark M. Mower
                                           Clark M. Mower, President
                                              President